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                                                                       Exhibit 4



                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         This AMENDMENT NO. 2 TO RIGHTS AGREEMENT, dated as of July 29, 2002 ("AGREEMENT"), is made by and between Tab Products Co., a Delaware corporation ("COMPANY"), and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) ("RIGHTS AGENT");

         WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of October 24, 1996, as amended ("RIGHTS AGREEMENT");

         WHEREAS, pursuant to the terms and conditions of the Rights Agreement, the Company and the Rights Agent desire to further amend the Rights Agreement as set forth below;

         WHEREAS, the Company, by its execution of this Agreement, hereby directs the Rights Agent to execute this Agreement;

         WHEREAS, all capitalized terms used, but not otherwise defined, herein shall have the meaning ascribed to them in the Rights Agreement; and

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO RIGHTS AGREEMENT.

         1.1 AMENDMENT TO SECTION 1.

         a. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

         "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, "Acquiring Person" shall not include T Acquisition, L.P., T Acquisition Co., any Affiliate of either such Person, any Associate of either such Person, or any Beneficial Owner of either such Person."

         b. The definition of "Distribution Date" set forth in Section 1(j) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

         "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Distribution Date" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery, or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."
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         c.  The definition of "Flip-In Event" set forth in Section 1(o) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

         "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Flip-In Event" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery, or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

         d. The definition of "Flip-Over Event" set forth in Section 1(r) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

         "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Flip-Over Event" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery, or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

         e. The definition of "Stock Acquisition Date" set forth in Section 1(dd) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

         "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Stock Acquisition Date" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery, or preparation of the Transaction Documents; or
         (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

         f. The definition of "Triggering Event" set forth in Section 1(ii) of the Rights Agreement is hereby amended by inserting the following text immediately after the period concluding the definition:

         "Notwithstanding the foregoing or anything to the contrary in this Rights Agreement, a "Triggering Event" shall not include, and shall not occur by virtue of: (i) the negotiation, execution, delivery, or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery, or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

         g. Section 1 of the Rights Agreement is hereby amended by adding thereto a new subsection (kk), which shall read as follows:

         "(kk) "Merger Agreement" shall mean that certain Merger Agreement, dated as of July


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         29, 2002 by and among the Company, T Acquisition, L.P., and
         T Acquisition Co., as amended from time to time."

         h. Section 1 of the Rights Agreement is hereby amended by adding thereto a new subsection (ll), which shall read as follows:

         "(ll) "Transaction Documents" shall mean all documents, agreements, instruments, undertakings, approvals, consents, certificates, registrations, notices, or statements executed and delivered in connection with the Merger Agreement, including the Voting/Support Agreements, as each may be amended from time to time."

         1.2 AMENDMENT TO SECTION 7(a). Section 7(a) of the Rights Agreement is hereby amended by: (a) deleting the word "or" immediately preceding the symbol "(iii);" (b) inserting a comma in substitution for such deleted word; (c) deleting "(the earliest of (i), (ii) and (iii) being herein referred to as the "Expiration Date");" and (d) by adding the following text immediately after clause (iii):

         "or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of such times being herein referred to as the "Expiration Date")."

         1.3 ADDITION OF SECTION 33.

         "33. EXCEPTION FOR MERGER AGREEMENT AND TRANSACTION DOCUMENTS. Notwithstanding anything to the contrary in this Rights Agreement, no Person shall be granted or issued any Rights, and no holder of any Rights shall be entitled to exercise such Rights under any of the sections, terms, or provisions of this Agreement, by reason of: (i) the negotiation, execution, delivery, or preparation of the Merger Agreement; (ii) the negotiation, execution, delivery, or preparation of the Transaction Documents; or (iii) the consummation of the transactions contemplated by the Merger Agreement or the Transaction Documents."

         SECTION 2. MISCELLANEOUS.

         2.1 EFFECTIVENESS. This Agreement shall be deemed effective as of the date first written above, as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall not be otherwise affected by this Agreement.

         2.2 FURTHER ASSURANCES. Each party agrees that, from time to time upon the written request of the other party, it will execute and deliver such further documents and do such other acts and things as the other party may reasonably request to effect the purposes of this Agreement. Without limiting the generality of the foregoing, the Company shall use reasonable efforts to notify the Rights Agent in advance of the Expiration Date (as defined in the Rights Agreement, as amended hereby).

         2.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice


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or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         2.4 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         2.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties; provided, however, that neither party shall assign or transfer its rights hereunder without the prior written consent of the other party.

         2.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts and all of such counterparts taken together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

TAB PRODUCTS CO.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
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MELLON INVESTOR SERVICES LLC


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


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